FOR IMMEDIATE RELEASE

Cinedigm Digital Cinema Corp. Announces Fiscal Year 2010 and Fourth Quarter Results

Solid Q4 Year Over Year EBITDA Improvement as Phase 2 Takes Hold

MORRISTOWN, N.J. – June 10, 2010 –Cinedigm Digital Cinema Corp. (“Cinedigm” or the “Company”) (NASDAQ: CIDM) reported its fiscal fourth quarter and year end results as of March 31, 2010 with revenues of $16.4 million and $72.2 million, respectively.  For the quarter revenues declined less than 1% from the previous year and for the full fiscal year 2010, revenues decreased 6.8% predominantly due to the contracted 16% step down in virtual print fee rates charged to the major movie studios, offset by revenue gains as the Company benefitted from Phase 2 deployments and better than expected screen turns in the seasonally slow fiscal fourth quarter. The Company posted Adjusted EBITDA1 (defined below) of $8.4 million, increasing 20.8% from $6.9 million in the fourth quarter one year ago as a result of increased digital cinema services fees and the positive impact of previously completed expense reductions.  Adjusted EBITDA for the full year was $37.5 million, modestly lower than the 2009 Adjusted EBITDA of $38.3 million.  The net loss in the fourth quarter of $15.0 million or $0.52 per share and the net loss for the year of $29.5 million or $1.03 per share include various non-cash items aggregating to $14.5 million or $0.51 per share.  The Company ended the fiscal 2010 fourth quarter with $24.2M of cash and investments on its balance sheet of which $15.1 million is restricted for various uses, including the payment of interest expense.   The fourth quarter and full year results reflect the reclassification of the Company’s Pavilion movie theater to discontinued operations as Cinedigm is engaged in a plan to sell the theater.

FISCAL 2010 AND RECENT HIGHLIGHTS

•
Revenues for the fiscal year 2010 fourth quarter were $16.4 million compared to $16.5 million in the year-ago period.  Revenues for the fiscal year 2010 were $72.2 million compared to $77.5 million in fiscal year 2009.  The full year decrease was primarily due to the November 2008 originally contracted 16% step-down in Virtual Print Fee (VPF) rates charged to the major movie studios via long term contracts and to lower advertising revenues.  Partially offsetting these declines were Phase 2-related digital cinema services and software license fees.

•
Adjusted EBITDA in the fourth quarter was $8.4 million, an increase compared to the year-ago period of $6.9 million.  Adjusted EBITDA for the fiscal year 2010 was $37.5 million, a small decrease compared to the fiscal year 2009 Adjusted EBITDA of $38.3 million.  The strength of the Adjusted EBITDA growth as compared to revenue declines in each period was due to the growth of digital cinema service fees and the reduction in both direct operating costs, and selling, general and administrative expenses in the comparative periods from continued careful expense management.  The primary expense reductions were in the areas of personnel costs and professional fees.

•
EBITDA, excluding our non-recourse Phase 1 and 2 deployments, improved sequentially to $(0.5) million in Q4 compared to cumulative $(4.4) million of EBITDA in those same divisions through the first 9 months of fiscal 2010 as Cinedigm began to benefit from positive operating leverage inherent in the expansion of digital cinema.

•
In May 2010, all of the Company’s Phase 1, non-recourse debt was refinanced with $172.5 million of new non-recourse debt on more favorable terms than the prior facility, including a reduction in interest rates and greater covenant flexibility, both of which we expect to enable Cinedigm to receive its contracted service fees.  The new non-recourse facility has a 6-year maturity and received a Ba1 rating from Moody’s.

1 Adjusted EBITDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, other income (expense), net, stock-based compensation and non-recurring items.   Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of Adjusted EBITDA to U.S. GAAP net income (loss). The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities.  The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with U.S. GAAP.

(973) 290-0080                        55 Madison Avenue, Morristown, NJ  07960

•
During the quarter, Cinedigm signed 779 total screens for Phase 2 bringing total screens under Master License Agreements (MLAs) to 1,543 at March 31, 2010.  Since the end of the quarter, an additional 101 screens have been added for a total of 1,644 screens under MLAs as of June 10, 2010.

•	Also during the quarter, Cinedigm, signed the first Exhibitor-Buyer Phase 2 MLAs using the National Association of Theatre Owners – Cinema Buying Group contract.

Bud Mayo, Chief Executive Officer of Cinedigm, stated, “Overall, during the year, we’ve seen a major shift in momentum.  Growth is returning to Cinedigm and we expect it to be evidenced in the fiscal 2011 financial results.  Our balance sheet and cash flows are stronger.  Our global leadership in digital cinema is continuing across all of our business units.  The transformative effect of digital cinema is taking hold with well attended 3D live events and week-long theatrical engagements of content that could not have made it into the theatre five years ago.”

PHASE 2 UPDATE
Mayo added, "The completion of the NATO Cinema Buying Group Exhibitor-Buyer contract was a hallmark event this year and the culmination of more than a year of work.  Nine CBG member theatres have signed agreements to participate in this new contract, and a total of 1,644 screens have joined the Phase 2 deployment plan.  Cinedigm signed Phase 2 VPF agreements with Warner Bros. and Overture Films and now has VPF agreements with eight studios.  To date we have installed 625 Phase 2 screens and more than 4,000 screens in total.”

CORPORATE UPDATE
Mayo concluded, “This was a year full of firsts, particularly in the Cinedigm Entertainment Group or ‘CEG’.  CEG distributed two independent feature movies, each of which included live virtual premieres with the actors, delivered via satellite to theatres across the country.  CEG also launched its ‘Million Dollar Movie’ program, which helps independent movie producers obtain distribution to digital cinemas.  The group launched its 3-D Concert Series with the Dave Matthews Band in 3-D which went to 520 theatres, a record for any alternative event we’ve distributed and followed that in the spring with PHISH 3D which went to 223 theatres.  In addition, CEG continued to enhance its CineLive 3D program with the successful broadcast of the NCAA Men’s Basketball Final Four and National Finals in early April.  Finally, we are also growing our content delivery business as industry-wide digital deployments accelerate and we announced plans to double our satellite network.”

CONFERENCE CALL NOTIFICATION
Cinedigm will host a conference call to discuss its financial results at 9:00 a.m. Eastern on Thursday, June 10, 2010.  The conference can be accessed by dialing 877.754.5303 or 678.894.3030 at least five minutes before the start of the call.  No passcode is required. The conference call will also be webcast simultaneously and will be accessible via the web on Cinedigm’s Web site at http://investor.cinedigm.com/events.cfm.  A replay of the call will be available after 12:00 p.m. Eastern at 800.642.1687 or 706.645.9291, conference ID 79533532.  The replay will be accessible through Thursday, June 17th.

About Cinedigm
Cinedigm is the leader in providing the services, experience, technology and content critical to transforming movie theaters into digital and networked entertainment centers.  The Company is a technology and services integrator that works with Hollywood movie studios, independent movie distributors, and exhibitors to bring movies in digital cinema format to audiences across the country.  Cinedigm’s digital cinema deployment organization, software, unique combined satellite and hard drive digital movie delivery network; pre-show in-theater advertising services; and distribution platform for alternative content such as CineLive® 3-D and 2-D sports and concerts, thematic programming and independent movies provide a complete suite of services required to enable the digital theater conversion.  CinedigmTM and Cinedigm Digital Cinema Corp.TM are trademarks of Cinedigm Digital Cinema Corp. www.cinedigm.com [CIDM-E]

Safe Harbor Statement
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act'').  Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects',' "anticipates,'' "intends,'' "plans,'' “could,” “might,” "believes,'' “seeks,” "estimates'' or similar expressions.  In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm’s management, are also forward-looking statements as defined by the Act.  Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things.  These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

# # #
Contact:

Adam M. Mizel
Cinedigm Digital Cinema
(973) 290.0080
amizel@cinedigm.com

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)
	Three Months Ended
	March 31,
	2009	2010

Revenues	$16,494	$16,355

Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	5,108	4,514
Selling, general and administrative	4,284	3,466
Provision for doubtful accounts	316	127
Research and development	(19)	67
Stock-based compensation	291	368
Depreciation and amortization of property and equipment	8,009	8,158
Amortization of intangible assets	765	722
Total operating expenses	18,754	17,422
Loss from continuing operations before other expense	(2,260)	(1,067)

Interest income	60	77
Interest expense	(6,160)	(8,843)
Other expense, net	(266)	(326)
Change in fair value of interest rate swap	(683)	918
Change in fair value of warrant liability	-	(5,500)
Net loss from continuing operations	(9,309)	(14,741)
Loss from discontinued operations	(37)	(219)
Net loss	(9,346)	(14,960)
Preferred stock dividends	(50)	(100)
Net loss attributable to common stockholders	$(9,396)	$(15,060)
Net loss per Class A and B common share - basic and diluted
Loss from continuing operations	$(0.34)	$(0.52)
Loss from discontinued operations	(0.00)	(0.01)
	$(0.34)	$(0.53)
Weighted average number of Class A and B common shares outstanding:
Basic and diluted	27,941,161	28,781,294

Cinedigm Digital Cinema Corp.
Adjusted EBITDA (as defined)
Reconciliation to GAAP Net Income
(In thousands)
(Unaudited)
	Three Months Ended
	March 31,
	2009	2010
Net loss from continuing operations	$(9,309)	$(14,741)
Add Back:
Amortization of software development	76	173
Depreciation and amortization of property and equipment	8,009	8,158
Amortization of intangible assets	765	722
Interest income	(60)	(77)
Interest expense	6,160	8,843
Other expense, net	266	326
Change in fair value of interest rate swap	683	(918)
Change in fair value of warrants	-	5,500
Stock-based expenses	37	-
Stock-based compensation	291	368
Adjusted EBITDA (as defined)	$6,918	$8,354

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)
	Twelve Months Ended
	March 31,
	2009	2010
Revenues	$77,466	$72,205

Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	21,423	19,217
Selling, general and administrative	17,818	15,426
Provision for doubtful accounts	587	535
Research and development	188	218
Stock-based compensation	943	1,479
Impairment of goodwill	4,565	-
Depreciation and amortization of property and equipment	32,016	32,540
Amortization of intangible assets	3,434	2,977
Total operating expenses	80,974	72,392
Loss from continuing operations before other expense	(3,508)	(187)

Interest income	371	313
Interest expense	(26,481)	(33,677)
Other expense, net	(753)	(734)
Gain on extinguishment of debt	-	10,744
Change in fair value of interest rate swap	(4,529)	2,994
Change in fair value of warrant liability	-	(8,463)
Net loss from continuing operations	(34,900)	(29,010)
Loss from discontinued operations	(2,468)	(498)
Net loss	(37,368)	(29,508)
Preferred stock dividends	(50)	(400)
Net loss attributable to common stockholders	$(37,418)	$(29,908)
Net loss per Class A and B common share - basic and diluted
Loss from continuing operations	$(1.27)	$(1.03)
Loss from discontinued operations	(0.09)	(0.02)
	$(1.36)	$(1.05)
Weighted average number of Class A and B common shares outstanding:
Basic and diluted	27,476,420	28,624,154

Cinedigm Digital Cinema Corp.
Adjusted EBITDA (as defined)
Reconciliation to GAAP Net Income
(In thousands)
(Unaudited)
	Twelve Months Ended
	March 31,
	2009	2010
Net loss from continuing operations	$(34,900)	$(29,010)
Add Back:
Amortization of software development	677	659
Depreciation and amortization of property and equipment	32,016	32,540
Amortization of intangible assets	3,434	2,977
Interest income	(371)	(313)
Interest expense	26,481	33,677
Other expense, net	753	734
Extinguishment of debt	-	(10,744)
Impairment of goodwill	4,565	-
Change in fair value of interest rate swap	4,529	(2,994)
Change in fair value of warrants	-	8,463
Stock-based expenses	193	-
Stock-based compensation	943	1,479
Adjusted EBITDA (as defined)	$38,320	$37,468

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share data)
(Unaudited)
	March 31,
	2009	2010
ASSETS
Current assets
Cash and cash equivalents	$15,828	$9,094
Restricted available-for-sale investments	-	5,927
Accounts receivable, net	13,847	13,510
Deferred costs	3,936	3,046
Unbilled revenue, current portion	3,082	4,337
Prepaid and other current assets	1,569	1,412
Notes receivable, current portion	616	737
Assets held for sale	7,656	7,255
Total current assets	46,534	45,318
Restricted available-for-sale investments	-	2,004
Restricted cash	10,756	7,168
Security deposits	385	280
Property and equipment, net	237,536	215,814
Intangible assets, net	10,707	7,730
Capitalized software costs, net	3,653	3,831
Goodwill	6,261	6,261
Deferred costs	3,967	6,763
Unbilled revenue, net of current portion	1,253	964
Notes receivable, net of current portion	959	816
Accounts receivable, net of current portion	386	198
Total assets	$322,397	$297,147
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$14,591	$7,820
Current portion of notes payable, non-recourse	24,824	26,508
Current portion of notes payable	424	185
Current portion of deferred revenue	5,533	5,892
Current portion of customer security deposits	314	60
Current portion of capital leases	69	171
Liabilities as part of held for sale assets	6,178	6,112
Total current liabilities	51,933	46,748
Notes payable, non-recourse, net of current portion	170,624	146,793
Notes payable, net of current portion	55,333	69,669
Capital leases, net of current portion	125	78
Warrant liability	-	19,195
Fair value of interest rate swap	4,529	1,535
Deferred revenue, net of current portion	1,057	1,828
Customer security deposits, net of current portion	9	9
Total liabilities	283,610	285,855
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value per share; 15,000,000 shares authorized; Series A 10%-$0.001 par value per share; 20 shares authorized; 8 shares issued and outstanding, at March 31, 2009 and March 31, 2010, respectively. Liquidation preference $4,050	3,476	3,583
Class A common stock, $0.001 par value per share; 65,000,000 and 75,000,000 shares authorized at March 31, 2009 and March 31, 2010, respectively; 27,544,315 and 28,104,235 issued and 27,492,875 and 28,052,795 shares outstanding at March 31, 2009 and March 31, 2010, respectively	27	28
Class B common stock, $0.001 par value per share; 15,000,000 shares authorized; 733,811 shares issued and outstanding at March 31, 2009 and March 31, 2010, respectively	1	1
Additional paid-in capital	173,565	175,937
Treasury Stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(138,110)	(168,018)
Accumulated other comprehensive loss	-	(67)
Total stockholders' equity	38,787	11,292
	$322,397	$297,147